UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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        Date of Report (Date of Earliest Event Reported): AUGUST 15, 2005

                           DWANGO NORTH AMERICA CORP.
               (Exact Name of Registrant as Specified in Charter)


       NEVADA                     000-50533                  84-1407365
   (State or Other        (Commission  File Number)       (I.R.S. Employer
   Jurisdiction of                                      Identification Number)
   Incorporation)


        2211 ELLIOTT AVE., SUITE 601
           SEATTLE, WASHINGTON                     98121
  (Address of Principal Executive Offices)       (Zip Code)


                                 (206) 832-0600
              (Registrant's telephone number, including area code)


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

      On August 15, 2005, Dwango North America Corp. ("the Company") issued a press release announcing financial results for its second quarter ended June 30, 2005.

      A copy of the press release entitled "Dwango Wireless Announces Second Quarter Results; Names Interim Chief Executive Officer" is furnished herewith as
Exhibit 99.1 and incorporated into this Form 8-K by reference. The press release is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

      On August 15, 2005, the Company announced that the Board of Directors of the Company appointed Alexander U. Conrad, President, Chief Operating Officer, Secretary and a Director of the Company, to the additional role of interim Chief Executive Officer, replacing Rick J. Hennessey, who resigned as the Company's Chief Executive Office and Director effective August 15, 2005.

      Alexander U. Conrad has been employed by the Company since May 2003. In March 2004, Mr. Conrad was elected a Director of the Company. He was also appointed as President, Chief Operating Officer and Secretary of the Company in March 2004. Mr. Conrad was the Vice President of Business Development of Over-the-Air Wireless, Inc. from June 2002 until the acquisition of such company by the Company in February 2004. Prior to such time, from January 2001 through June 2002, Mr. Conrad was Senior Product Manager, New Initiatives, for eFunds Corporation, a company that provides transaction processing, risk management and outsourcing services. From April 2000 through January 2001, Mr. Conrad was Director of Product Management for DocuTouch Corporation, a provider of document management, authentication, secure repository and digital signature services. Mr. Conrad received his MBA from Seattle University, Albers School of Business and Economics in March 2000.

      On February 4, 2004, the Company entered into a transaction with Over-the-Air Wireless, Inc., a company engaged in the wireless ringtone business. Mr. Conrad and other executive officers of the Company were the sole shareholders of Over-the-Air Wireless, Inc. Mr. Conrad was the director of marketing and finance for Over-the-Air Wireless, Inc. At the time of the transaction, Alexander U. was an employee of the Company. In connection with the transaction, we issued to Mr. Conrad, 13,624 shares of our common stock. We granted the former Over-the-Air Wireless, Inc. shareholders customary piggyback registration rights and agreed that we would include their shares of common stock in a registration statement filed within six months of our acquisition of Over-the-Air Wireless, which six-month filing requirement has been waived by Mr. Conrad. In addition, we entered into an employment agreement with Mr. Conrad (the material terms of which are described below), and issued an option to purchase 144,737 shares of common stock to Mr. Conrad. The value of the option issued to Mr. Conrad's was $183,000 at the time of grant, based upon the Black-Scholes option pricing model.

      On March 1, 2005, at which time Mr. Conrad was serving as the Company's President, Chief Operating Officer and Secretary, the Company entered into a new employment agreement with Mr. Conrad. The agreement is for a term of three years unless sooner terminated pursuant to the provisions thereof. The agreement provides for an annual base salary of $170,000 for Mr. Conrad. The agreement also provides for the payment of an amount equal to 100% of such base salary upon achieving certain annual performance targets. The employment of Mr. Conrad may be terminated by the Company at any time with or without cause. Mr. Conrad may also terminate his employment at any time with or without good

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reason (as defined in the agreement). If the employment of Mr. Conrad is terminated by the Company without cause or by Mr. Conrad for good reason, he shall be entitled to continue to receive their base salary for a period of twelve months and a pro rata percentage of any bonus amount to which he would have otherwise been entitled. The agreement contains confidentiality, noncompete, and nonsolicitation covenants for Mr. Conrad.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   The following exhibit is furnished with this Form 8-K pursuant to
            Item 2.02:

  EXHIBIT
    NO.                           DESCRIPTION
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    99.1          Press release entitled "Dwango Wireless Announces Second
                  Quarter Results; Names Interim Chief Executive Officer" dated August 15, 2005, issued by Dwango North America Corp.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         DWANGO NORTH AMERICA CORP.


Date: August 15, 2005                    By:  /s/  J. Paul Quinn
                                             ----------------------------------
                                             Name:  J. Paul Quinn
                                             Title: Chief Financial Officer

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                               INDEX TO EXHIBITS


  Exhibit
     No.                           Description
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    99.1          Press release entitled "Dwango Wireless Announces Second
                  Quarter Results; Names Interim Chief Executive Officer" dated August 15, 2005, issued by Dwango North America Corp.